UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 12, 2005

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On September 12, 2005, Marsh & McLennan Companies, Inc. (the "Company") issued a press release announcing that the Company had commenced an offering of an aggregate of $1 billion of senior notes. The Company intends to use the proceeds to repay a portion of its outstanding bank borrowings. The press release is attached as Exhibit 99.1 hereto.

In connection with the above-referenced offering, the Company disclosed the following:

As previously disclosed, numerous state attorneys general and commissioners of insurance are conducting ongoing investigations relating to the allegations in the lawsuit filed by the New York Attorney General on October 14, 2004. The Company has recently been contacted by certain of these entities indicating that they may seek additional monetary or other remedies from the Company. The office of one state attorney general has sent a letter to the Company indicating its intention to file a civil claim after September 13, 2005 if a resolution is not reached. The Company is continuing to cooperate in connection with all pending inquiries.

Item 9.01.   Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1	Press release issued by Marsh & McLennan Companies, Inc. on

                               September 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By: /s/ Bart Schwartz

Name: Bart Schwartz

Title:   Vice President & Deputy

              General Counsel

Date:	September 12, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 12, 2005

4